SUN BANCORP, INC. LOGO


NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact: Dan Chila, EVP, Chief Financial Officer (856) 691-7700

            SUN BANCORP, INC. REPORTS EARNINGS FOR THE FIRST QUARTER

OUR MISSION IS UNCOMPROMISING...
            ...TO BE THE PREMIER COMMUNITY BANK IN EVERY COMMUNITY WE SERVE

VINELAND, NJ, April 17, 2006 - Sun Bancorp, Inc. (NASDAQ: SNBC) today reported net income of $4.2 million, or $.21 per share, for the quarter ended March 31, 2006, compared to net income of $5.1 million, or $.26 per share, for the first quarter 2005.

     "The reported first quarter earnings per share is in line with our earnings expectation announcement of March 20, 2006," said Thomas A. Bracken, president and chief executive officer of Sun Bancorp, Inc. and its wholly-owned subsidiary, Sun National Bank. "While the overall interest rate environment and the intense competition for both loans and deposits present challenges to our short-term operating results, we continue to be focused on our sound fundamentals and remain optimistic for our longer-term outlook."

     "We are experiencing very positive momentum in our new Advantage Bank markets of Somerset and Hunterdon counties, and organic loan growth throughout our entire market for the quarter, excluding the Advantage Bank acquisition and significant prepayments, was approximately 3.2%," Bracken added. "More importantly, our pipeline and credit quality remain strong. Our retail banking strategy that was implemented in late 2005 is progressing with an increasing growth in new customers. In addition, through our new mortgage subsidiary, Sun Home Loans, Inc., which went operational in early March, we will provide consumers with a full range of mortgage loans and services. As discussed in the March 20 press release, while net interest income and non-interest income are below original planned expectations for the quarter, we expect continued loan growth and fee income momentum while we continue to focus on expense efficiencies throughout the entire organization."

                                    --more--

          Sun Bancorp, Inc. o 226 Landis Avenue o Vineland, NJ o 08360
       (856) 691-7700 o www.sunnb.com o Member FDIC o Equal Housing Lender

SUN BANCORP 1Q 2006 - PAGE TWO
The following is an overview of the key financial highlights for the quarter:

     o Total assets of $3.284 billion at March 31, 2006, compared to $3.108 billion at December 31, 2005, and $3.051 billion at March 31, 2005. On January 19, 2006, the Company acquired assets of approximately $164 million and recorded purchase adjustments of approximately $21 million from the acquisition of Advantage Bank.

     o Total loans before allowance for loan losses were $2.215 billion at March 31, 2006, an increase of $307.0 million, or 16.1%, over total loans at March 31, 2005, and an increase of $164.4 million, or 8.0%, over December 31, 2005. Linked quarter loan growth normalized for Advantage Bank and significant prepayments approximated 3.2%.

     o Credit quality trends remain stable. Total non-performing assets of $13.0 million at March 31, 2006, or .59% of total loans and real estate owned, increased $1.4 million from $11.6 million at December 31, 2005, or .56% of total loans and real estate owned. This linked quarter increase was due to the Advantage Bank acquisition. Total non-performing assets decreased $2.2 million, or 14.4%, over the prior year comparable quarter.

     o Total deposits were $2.603 billion at March 31, 2006, an increase of $218.1 million, or 9.1%, over total deposits at March 31, 2005, and an increase of $131.4 million, or 5.3%, over December 31, 2005. On a linked quarter basis, deposit growth normalized for Advantage Bank was essentially flat.

     o Net interest income (tax-equivalent basis) for the first quarter of $24.6 million decreased $257,000 over the linked quarter. Net interest margin for the quarter of 3.40% decreased over the linked quarter margin of 3.54%. While average earning assets increased approximately $88 million, or 3.1% on a linked quarter basis, and the yield on earning assets improved 20 basis points quarter-to-quarter, the overall cost of interest-bearing liabilities increased 37 basis points. The resultant compression in interest rate spread of 17 basis points reflects the impact of the continued market competitiveness for both loans and deposits and the flat yield curve. Additionally, as noted in the March 20, 2006 press release, as a result of this rate environment, the Company reduced its planned deposit growth and asset leverage strategy for the quarter.

                                    --more--

 SUN BANCORP 1Q 2006 - PAGE THREE

     o    Total  operating  non-interest  income for the quarter of $4.4 million
          increased  8.1%  over  the   comparable   prior  year  period  and  is
          essentially flat on a linked quarter basis.

     o Total operating non-interest expenses for the quarter of $22.3 million increased $546,000, or 2.5%, over the linked quarter. The increase over the linked quarter represents primarily the incremental expenses of Advantage Bank.

     "We are not pleased with our results compared to first quarter 2005 and the linked quarter, but the rate environment and the marketplace can't be ignored. There are times when prudent business strategy is dictated by restraint and patience. This is one of those times. During this cycle we are committed to remaining competitive, adhering to sound fundamentals, maintaining our credit standards and managing expenses. Our goal is to build sustainable long-term value for our shareholders. We are controlling our growth in a measured way as we continue to build out our franchise in one of the most demographically attractive banking markets in the country," said Bracken.
     Sun Bancorp, Inc. will host a conference call with analysts and investment professionals on Tuesday, April 18, 2006, at 11:30 a.m. ET. Interested parties may listen to the live call by dialing 1-800-391-2548 and giving the verbal passcode: vi352014. Listeners may also access the live Web cast through the Sun Bancorp Web site at www.sunnb.com. An Internet-based replay will be available at the Web site for 48 hours following the call.
     Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 80 branch locations in Southern and Central New Jersey, Philadelphia, PA, and New Castle County, DE. The bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.
     The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                                    --more--

                                                                          Page 4
SUN BANCORP, INC. AND SUBSIDIARIES
     FINANCIAL HIGHLIGHTS (unaudited)
     (Dollars in thousands, except per share data)


                                                               Three months ended
                                                   -------------------------------------------
                                                            March 31,             December 31,
                                                            ---------             ------------
                                                      2006            2005            2005
                                                      ----            ----            ----
     Profitability for the period:
        Net interest income                         $ 24,421        $ 24,228          $ 24,692
        Provision for loan losses                        625             525               520
        Non-interest income                            4,396           4,185             4,399
        Non-interest expense                          22,274          20,434            21,728
        Income before income taxes                     5,918           7,454             6,843
        Net income                                   $ 4,172         $ 5,113           $ 4,584
                                                     =======         =======           =======

        Return on average assets (1)                   0.52%           0.67%             0.59%
        Return on average equity (1)                   5.35%           7.27%             6.25%
        Return on average tangible equity (1), (2)    10.38%          13.94%            11.60%
        Net interest margin (1)                        3.40%           3.55%             3.54%
        Efficiency ratio                              77.30%          71.92%            74.69%
     Per share data:
        Earnings per common share (3):
           Basic                                       $0.22           $0.28             $0.25
           Diluted                                     $0.21           $0.26             $0.24

        Average equity to average assets               9.67%           9.20%             9.46%


                                                           March 31,              December 31,
                                                           ---------              ------------
                                                      2006            2005            2005
                                                      ----            ----            ----
     At period-end:
        Assets                                   $ 3,284,173     $ 3,050,741       $ 3,107,889
        Deposits                                   2,603,040       2,384,948         2,471,648
        Loans, net                                 2,190,182       1,885,347         2,027,753
        Investments                                  656,456         831,920           729,066
        Borrowings                                   231,618         295,774           243,567
        Shareholders' Equity                         319,401         281,687           295,653

     Credit quality and capital ratios:
        ALLL to total loans                            1.10%           1.17%             1.10%
        Non-performing assets to total loans
           and real estate owned                       0.59%           0.80%             0.56%
        Total allowance for loan losses to
           non-performing loans                      214.49%         161.74%           223.02%

        Total Capital (to Risk-Weighted Assets) (4):
           Sun Bancorp, Inc.                          11.68%          10.95%            11.11%
           Sun National Bank                          10.53%          10.41%            10.50%
        Tier I Capital (to Risk-Weighted Assets) (4):
           Sun Bancorp, Inc.                          10.69%           9.95%            10.14%
           Sun National Bank                           9.54%           9.40%             9.53%
        Leverage Ratio (4):
           Sun Bancorp, Inc.                           8.91%           7.70%             8.20%
           Sun National Bank                           7.95%           7.27%             7.70%

        Book value (3)                                $16.68          $15.54            $16.27
        Tangible book value (3)                        $8.40           $7.93             $8.85

(1) Three months ended amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.
(3) Data is adjusted for a 5% stock dividend declared in March 2005.
(4) March 31, 2006 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
     (Dollars in thousands, except par value)


                                                                                    March 31,       December 31,
                                                                                      2006              2005
                                                                                      ----              ----
ASSETS
     Cash and due from banks                                                          $ 75,539         $ 74,387
     Interest bearing bank balances                                                      9,185            2,707
     Federal funds sold                                                                 54,946            8,368
                                                                                   -----------       ----------
         Cash and cash equivalents                                                     139,670           85,462
     Investment securities available for sale (amortized cost -
         $616,203; 3/06, $688,073; 12/05)                                              605,704          676,630
     Investment securities held to maturity                                             30,318           32,445
     Loans receivable (net of allowance for loan losses -
         $24,448; 3/06, $22,463; 12/05)                                              2,190,182        2,027,753
     Restricted equity investments                                                      20,434           19,991
     Bank properties and equipment, net                                                 43,643           42,110
     Real estate owned, net                                                              1,600            1,449
     Accrued interest receivable                                                        16,215           15,148
     Goodwill                                                                          126,358          104,891
     Intangible assets, net                                                             32,148           29,939
     Deferred taxes, net                                                                 5,722            6,761
     Bank Owned Life Insurance                                                          56,070           55,627
     Other assets                                                                       16,109            9,683
                                                                                   -----------       ----------
            TOTAL ASSETS                                                           $ 3,284,173       $3,107,889
                                                                                   ===========       ==========
LIABILITIES
     Deposits                                                                      $ 2,603,040       $2,471,648
     Advances from the Federal Home Loan Bank                                          119,382          124,546
     Securities sold under agreements to repurchase - FHLB                              70,000           60,000
     Securities sold under agreements to repurchase - customers                         42,236           59,021
     Obligations under capital lease                                                     5,367            5,400
     Debentures                                                                        108,250           77,322
     Other liabilities                                                                  16,497           14,299
                                                                                   -----------       ----------
         Total liabilities                                                           2,964,772        2,812,236

SHAREHOLDERS' EQUITY
     Preferred stock, $1 par value, 1,000,000 shares authorized, none issued                 -                -
     Common stock, $1 par value, shares authorized, 25,000,000
         issued, 19,148,670; 3/06, 18,168,530; 12/05                                    19,149           18,169
     Additional paid in capital                                                        282,458          264,152
     Retained earnings                                                                  24,930           20,757
     Accumulated other comprehensive loss                                               (7,136)          (7,425)
                                                                                   -----------       ----------
     Total shareholders' equity                                                        319,401          295,653
                                                                                   -----------       ----------
            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $ 3,284,173       $3,107,889
                                                                                   ===========       ==========

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
     (Dollars in thousands, except per share data)

                                                                                  For the Three Months
                                                                                     Ended March 31,
                                                                                ------------------------
                                                                                    2006          2005
                                                                                    ----          ----
INTEREST INCOME:
     Interest and fees on loans                                                   $ 36,595      $ 29,076
     Interest on taxable investment securities                                       5,577         6,128
     Interest on non-taxable investment securities                                     256           468
     Dividends on restricted equity investments                                        314           188
     Interest on federal funds sold                                                    280            40
                                                                                  --------      --------
         Total interest income                                                      43,022        35,900
                                                                                  --------      --------
INTEREST EXPENSE:
     Interest on deposits                                                           13,647         8,124
     Interest on borrowed funds                                                      3,044         2,422
     Interest on debentures                                                          1,910         1,126
                                                                                  --------      --------
         Total interest expense                                                     18,601        11,672
                                                                                  --------      --------
            Net interest income                                                     24,421        24,228
Provision for loan losses                                                              625           525
                                                                                  --------      --------
     Net interest income after provision for loan losses                            23,796        23,703
                                                                                  --------      --------
NON-INTEREST INCOME:
     Service charges on deposit accounts                                             2,124         2,238
     Other service charges                                                              78            45
     Gain on sale of fixed assets                                                        -           100
     Gain on sale of loans                                                             284           341
     Loss on sale of investment securities                                             (20)            -
     Other                                                                           1,930         1,461
                                                                                  --------      --------
         Total non-interest income                                                   4,396         4,185
NON-INTEREST EXPENSE:
     Salaries and employee benefits                                                 11,477        10,244
     Occupancy expense                                                               2,944         3,079
     Equipment expense                                                               1,927         1,978
     Data processing expense                                                         1,059           931
     Amortization of intangible assets                                               1,188         1,147
     Other                                                                           3,679         3,055
                                                                                  --------      --------
         Total non-interest expenses                                                22,274        20,434
                                                                                  --------      --------
INCOME BEFORE INCOME TAXES                                                           5,918         7,454
INCOME TAXES                                                                         1,746         2,341
                                                                                  --------      --------
NET INCOME                                                                         $ 4,172       $ 5,113
                                                                                  ========      ========
Basic earnings per share (1)                                                        $ 0.22        $ 0.28
Diluted earnings per share (1)                                                      $ 0.21        $ 0.26

(1) Data is adjusted for a 5% stock dividend declared in March 2005.

SUN BANCORP, INC. AND SUBSIDIARIES
    HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
    (Dollars in thousands, except per share data)

                                                         2006          2005          2005          2005         2005
                                                          Q1            Q4            Q3            Q2           Q1
                                                          --            --            --            --           --
Balance Sheet at quarter end:
    Loans:
        Commercial and industrial                      $ 1,846,580   $ 1,732,202   $ 1,674,263  $ 1,657,521  $ 1,631,717
        Home equity                                        183,363       155,561       137,693      134,057      128,045
        Second mortgage                                     72,344        53,881        45,238       46,955       48,643
        Residential real estate                             28,846        30,162        28,785       26,500       27,630
        Installment                                         83,497        78,410        75,796       73,500       71,549
                                                       -----------   -----------   -----------  -----------  -----------
           Total loans                                   2,214,630     2,050,216     1,961,775    1,938,533    1,907,584
             Allowance for loan losses                     (24,448)      (22,463)      (22,310)     (22,505)     (22,237)
                                                       -----------   -----------   -----------  -----------  -----------
               Net Loans                                 2,190,182     2,027,753     1,939,465    1,916,028    1,885,347
    Goodwill                                               126,358       104,891       104,891      104,891      104,606
    Intangible assets, net                                  32,148        29,939        31,057       32,174       33,291
    Total Assets                                         3,284,173     3,107,889     3,105,310    3,140,962    3,050,741
    Total Deposits                                       2,603,040     2,471,648     2,507,565    2,541,214    2,384,948
    Advances from the Federal Home Loan Bank               119,382       124,546       129,656      134,713      169,717
    Federal funds purchased                                      -             -             -            -        2,000
    Securities repurchase agreements  - FHLB                70,000        60,000             -            -       50,000
    Securities repurchase agreements  - customers           42,236        59,021        86,315       77,488       74,057
    Total shareholders' equity                             319,401       295,653       291,560      287,632      281,687
Quarterly average balance sheet:
    Loans:
        Commercial and industrial                      $ 1,811,832   $ 1,680,757   $ 1,672,481  $ 1,649,491  $ 1,617,334
        Home equity                                        170,523       144,681       134,382      130,754      126,069
        Second mortgage                                     66,426        46,780        46,350       47,846       49,210
        Residential real estate                             29,472        29,359        27,634       26,728       26,241
        Installment                                         82,450        77,562        74,220       71,477       67,606
                                                       -----------   -----------   -----------  -----------  -----------
           Total loans                                   2,160,703     1,979,139     1,955,067    1,926,296    1,886,460
    Securities and other earning assets                    731,744       825,608       899,276      863,176      868,441
    Total earning assets                                 2,892,447     2,804,747     2,854,343    2,789,472    2,754,901
    Total assets                                         3,225,147     3,102,434     3,159,051    3,106,121    3,058,645
    Non-interest-bearing demand deposits                   496,249       514,783       516,778      487,508      487,915
    Total deposits                                       2,533,158     2,510,918     2,556,947    2,461,027    2,387,990
    Total interest-bearing liabilities                   2,399,663     2,281,743     2,334,909    2,318,221    2,275,907
    Total shareholders' equity                             311,755       293,575       292,369      284,654      281,507
Capital and credit quality measures:
    Total Capital (to Risk-Weighted Assets) (1):
        Sun Bancorp, Inc.                                   11.68%        11.11%        11.14%       10.89%       10.95%
        Sun National Bank                                   10.53%        10.50%        10.55%       10.33%       10.41%
    Tier I Capital (to Risk-Weighted Assets) (1):
        Sun Bancorp, Inc.                                   10.69%        10.14%        10.15%        9.90%        9.95%
        Sun National Bank                                    9.54%         9.53%         9.57%        9.34%        9.40%
    Leverage Ratio (1):
        Sun Bancorp, Inc.                                    8.91%         8.20%         7.84%        7.77%        7.70%
        Sun National Bank                                    7.95%         7.70%         7.41%        7.34%        7.27%

    Average equity to average assets                         9.67%         9.46%         9.25%        9.16%        9.20%

    ALLL to total loans                                      1.10%         1.10%         1.14%        1.16%        1.17%
    Non-performing assets to total loans
       and real estate owned                                 0.59%         0.56%         0.71%        0.73%        0.80%
    Total allowance for loan losses to
       non-performing loans                                214.49%       223.02%       179.60%      176.32%      161.74%
Other data:
    Net recoveries (charge-offs)                             $ 101        $ (368)       $ (694)      $ (497)      $ (325)
                                                       ===========   ===========   ===========  ===========  ===========
    Non-performing assets:
        Non-accrual loans                                 $ 11,049       $ 9,957      $ 11,848     $ 12,662     $ 13,461
        Loans past due 90 days and accruing                    349           168           574          102          287
        Real estate owned, net                               1,600         1,449         1,437        1,437        1,437
                                                       -----------   -----------   -----------  -----------  -----------
          Total non-performing assets                     $ 12,998      $ 11,574      $ 13,859     $ 14,201     $ 15,185
                                                       ===========   ===========   ===========  ===========  ===========

(1) March 31, 2006 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
     (Dollars in thousands, except per share data)

                                                             2006       2005       2005        2005       2005
                                                              Q1         Q4         Q3          Q2         Q1
                                                              --         --         --          --         --
Profitability for the quarter:
     Tax-equivalent interest income                         $ 43,159   $ 40,458    $ 39,483   $ 37,854   $ 36,140
     Interest expense                                         18,601     15,643      14,840     13,559     11,672
        Tax-equivalent net interest income                    24,558     24,815      24,643     24,295     24,468
        Tax-equivalent adjustment                                137        123         127        216        240
     Provision for loan losses                                   625        520         500        765        525
          Non-interest income excluding security gains,
         branch sales and fixed asset sales                    4,416      4,493       4,612      4,283      4,085
     Security (loss) gain                                        (20)       (36)          -        809          -
     (Loss) gain on sale of fixed assets                           -        (58)          -          3        100
           Non-interest expense excluding amortization of
          intangible assets                                   21,086     20,612      20,062     20,205     19,287
     Amortization of intangible assets                         1,188      1,116       1,117      1,117      1,147
     Income before income taxes                                5,918      6,843       7,449      7,087      7,454
     Income tax expense                                        1,746      2,259       2,455      2,257      2,341
     Net Income                                              $ 4,172    $ 4,584     $ 4,994    $ 4,830    $ 5,113
                                                          ========== ==========  ========== ========== ==========
Financial ratios:
     Return on average assets (1)                              0.52%      0.59%       0.63%      0.62%      0.67%
     Return on average equity (1)                              5.35%      6.25%       6.83%      6.79%      7.27%
     Return on average tangible equity (1), (2)               10.38%     11.60%      12.83%     13.15%     13.94%
     Net interest margin (1)                                   3.40%      3.54%       3.45%      3.48%      3.55%
     Efficiency ratio                                         77.30%     74.69%      72.71%     73.08%     71.92%
Per share data:
     Earnings per common share (3), (4):
        Basic                                                  $0.22      $0.25       $0.28      $0.27      $0.28
        Diluted                                                $0.21      $0.24       $0.26      $0.25      $0.26

     Book value (3)                                           $16.68     $16.27      $16.06     $15.86     $15.54
     Tangible book value (3)                                   $8.40      $8.85       $8.57      $8.30      $7.93
     Average basic shares                                 18,841,872 18,109,361  18,141,052 18,131,121 18,010,434
     Average fully diluted shares                         20,011,724 19,235,997  19,341,580 19,306,440 19,371,080
 Operating non-interest income breakdown:
     Service charges on deposit accounts                       2,124      2,174       2,245      2,300      2,238
     Other service charges                                        78         76          88         70         45
     Gain on sale of loans                                       284        241         318         89        341
     Other income                                              1,930      2,002       1,961      1,824      1,461
                                                          ---------- ----------  ---------- ---------- ----------
        Total operating non-interest income                    4,416      4,493       4,612      4,283      4,085
Non-operating income items:
     (Loss) gain on sale of investment securities                (20)       (36)          -        809          -
     Gain on sale of fixed assets relating to branch disposals     -          -           -          -        100
     (Loss) gain on sale of fixed assets                           -        (58)          -          3          -
                                                          ---------- ----------  ---------- ---------- ----------
        Non-operating income before tax effect                   (20)       (94)          -        812        100
                                                          ---------- ----------  ---------- ---------- ----------
Total non-interest income                                      4,396      4,399       4,612      5,095      4,185
                                                          ========== ==========  ========== ========== ==========
Operating non-interest expense breakdown:
     Salaries and employee benefits                           11,477     10,823      10,701     10,859     10,244
     Occupancy expense                                         2,944      2,895       2,758      2,648      3,079
     Equipment expense                                         1,927      1,942       1,959      1,883      1,978
     Data processing expense                                   1,059      1,063       1,064      1,061        931
     Amortization of intangible assets                         1,188      1,116       1,117      1,117      1,147
     Other expenses                                            3,679      3,889       3,580      3,754      3,055
                                                          ---------- ----------  ---------- ---------- ----------
        Total operating non-interest expense                  22,274     21,728      21,179     21,322     20,434
Non-operating expense items:
     Lease buy-out charges related to branch disposals             -          -           -          -          -
     Write-off of fixed assets related to branch disposals         -          -           -          -          -
     Severance expense relating to branch disposals                -          -           -          -          -
     Gain on sale of branch real estate                            -          -           -          -          -
     Branch rationalization costs                                  -          -           -          -          -
     Litigation Reserve                                            -          -           -          -          -
                                                          ---------- ----------  ---------- ---------- ----------
        Total non-operating expense items:                         -          -           -          -          -
                                                          ---------- ----------  ---------- ---------- ----------
Total non-interest expense                                    22,274     21,728      21,179     21,322     20,434
                                                          ========== ==========  ========== ========== ==========

(1) Annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.
(3) Data is adjusted for a 5% stock dividend declared in March 2005.
(4) Earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET
(Dollars in thousands)

                                                  Three months ended March 31,          Three months ended March 31,
                                                  ----------------------------          ----------------------------
                                                              2006                                    2005
                                                  ----------------------------          ----------------------------
                                                  Average              Average          Average             Average
                                                  Balance   Interest  Yield/Cost        Balance  Interest  Yield/Cost
                                                  -------   --------  ----------        -------  --------- ----------
Interest-earning assets:
     Loans receivable (1), (2)
        Commercial and industrial               $ 1,811,832   $30,594      6.75 %     $1,617,334 $ 25,135     6.22 %
        Home equity                                 170,523     2,743      6.43          126,069    1,499     4.76
        Second mortgage                              66,426       998      6.01           49,210      756     6.15
        Residential real estate                      29,472       623      8.45           26,241      475     7.24
        Installment                                  82,450     1,637      7.94           67,606    1,211     7.17
                                                -----------   -------                 ---------- --------
           Total loans receivable                 2,160,703    36,595      6.77        1,886,460   29,076     6.17
     Investment securities (3)                      693,637     6,139      3.54          855,347    6,993     3.27
     Interest-bearing deposit with banks             12,372       145      4.69            6,428       31     1.93
     Federal funds sold                              25,735       280      4.35            6,666       40     2.40
                                                -----------   -------                 ---------- --------
        Total interest-earning assets             2,892,447    43,159      5.97        2,754,901   36,140     5.25

     Cash and due from banks                         80,098                               78,500
     Bank properties and equipment                   43,308                               36,792
     Goodwill and intangibles                       151,005                              134,789
     Other assets                                    58,289                               53,663
                                                -----------                           ----------
Non-interest-earning assets                         332,700                              303,744
                                                -----------                           ----------
  Total assets                                  $ 3,225,147                           $3,058,645
                                                ===========                           ==========
Interest-bearing liabilities:
     Interest-bearing deposit accounts:
        Interest-bearing demand deposit           $ 882,548     5,344      2.42 %      $ 804,275    2,708     1.35 %
        Savings deposits                            372,757     1,366      1.47          442,588    1,121     1.01
        Time deposits                               781,604     6,937      3.55          653,212    4,295     2.63
                                                -----------   -------                 ---------- --------
         Total interest-bearing deposit accounts  2,036,909    13,647      2.68        1,900,075    8,124     1.71
                                                -----------   -------                 ---------- --------
     Borrowed money
        Repurchase agreements with customers         42,219       405      3.84           69,793      320     1.83
        FHLB Advances                               207,901     2,357      4.53          219,130    2,034     3.71
        Federal funds purchased                       4,483        53      4.73            9,587       68     2.84
        Debentures                                  102,752     1,910      7.44           77,322    1,126     5.82
        Obligations under capital lease               5,399       229      7.27                -        -        -
                                                -----------   -------                 ---------- --------
           Total borrowings                         362,754     4,954      5.46          375,832    3,548     3.78

    Total interest-bearing liabilities            2,399,663    18,601      3.10        2,275,907   11,672     2.05
                                                -----------   -------                 ---------- --------

Non-interest-bearing demand deposits                496,249                              487,915
Other liabilities                                    17,480                               13,316
                                                -----------                           ----------
  Total liabilities                               2,913,392                            2,777,138

Shareholders' equity                                311,755                              281,507
                                                -----------                           ----------
  Total liabilities and stockholders' equity    $ 3,225,147                           $3,058,645
                                                ===========                           ==========

Net interest income                                           $24,558                            $ 24,468
                                                              =======                            ========
Interest rate spread (4)                                                   2.87 %                             3.20 %
                                                                         ======                             ======
Net interest margin (5)                                                    3.40 %                             3.55 %
                                                                         ======                             ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                                120.54 %                           121.05 %
                                                                         ======                             ======

----------------------------------------------------------------------------------------------------------------------

(1)Average balances include non-accrual loans.
(2)Loan fees are included in interest income and the amount is not material for this analysis.
(3)Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4)Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)Net interest margin represents net interest income as a percentage of average interest-earning assets.